UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Digirad Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGIRAD CORPORATION
13950 Stowe Drive
Poway, California  92064

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Digirad Corporation:

Notice is hereby given that the Annual Meeting of the Stockholders of Digirad Corporation will be held on May 25, 2005 at 11:00 a.m. at 13950 Stowe Drive, Poway, California, for the following purposes:

1.     To elect six directors for a one-year term to expire at the 2006 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

Timothy J. Wollaeger
Gerhard F. Burbach
Raymond V. Dittamore
R. King Nelson
Kenneth E. Olson
Douglas Reed, M.D.

2.     To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

3.     To transact such other business as may be properly brought before our Annual Meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on April 4, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy. Whether or not you expect to be at our Annual Meeting, please complete, sign and date the enclosed Proxy and return it promptly. If you plan to attend our Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Timothy J. Wollaeger
Chairman of the Board
Poway, California
April 26, 2005

DIGIRAD CORPORATION
13950 Stowe Drive
Poway, California  92064

PROXY STATEMENT

The Board of Directors of Digirad Corporation, a Delaware corporation (the “Company,” “we” or “us”), is soliciting the enclosed Proxy for use at our Annual Meeting of Stockholders to be held on May 25, 2005 at 11:00 a.m. at 13950 Stowe Drive, Poway, California, 92064 and at any adjournments or postponements thereof. This Proxy Statement was first sent to stockholders on or about April 26, 2005.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the Proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a subsequent proxy prior to voting or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted (1) for the election of our Board of Directors’ nominees for director and (2) for ratification of the selection of Ernst & Young LLP as our independent auditors. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

Stockholders of record at the close of business on April 4, 2005 (the “Record Date”) will be entitled to vote at the meeting or vote by proxy using the enclosed proxy card. As of that date, 18,134,425 shares of our common stock, par value $0.0001 per share, were outstanding. Each share of our common stock is entitled to one vote. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy at our Annual Meeting, constitutes a quorum. A plurality of the votes of the shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors is required to elect directors, and a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy will be borne by us. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members. Each of our directors is elected for a term of one year to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. The six nominees are Timothy J. Wollaeger, Gerhard F. Burbach, Raymond V. Dittamore, R. King Nelson, Kenneth E. Olson and Douglas Reed, M.D., each of whom are members of our present Board of Directors.

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. If no contrary indication is made, Proxies in the accompanying form are to be voted for our Board of Directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy. Each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Timothy J. Wollaeger	61	Chairman of the Board of Directors
Gerhard F. Burbach	43	Director and President and Chief Executive Officer
Raymond V. Dittamore	62	Director
R. King Nelson	48	Director
Kenneth E. Olson	68	Director
Douglas Reed, M.D.	51	Director

Timothy J. Wollaeger has served as a member of our Board of Directors since April 1994 and as our Chairman since January 1996. Mr. Wollaeger has been the Managing Director for the San Diego office of Sanderling Biomedical Venture Capital since April 2002. He is also a general partner of Kingsbury Associates, L.P., a venture capital firm he founded in January 1994, which focuses on investments in the healthcare industry. From May 1990 to December 1993, Mr. Wollaeger served as Senior Vice President and a director of Columbia Hospital Corporation, a hospital management company now known as HCA Healthcare Corporation. From October 1986 until July 1993, Mr. Wollaeger was a general partner of Biovest Partners, a seed venture capital firm. He is a member of the board of directors of Biosite, Inc. and Senomyx, Inc. and a founder and director of several privately held medical products companies. Mr. Wollaeger received his B.A. in economics from Yale University and his M.B.A. from the Stanford University Graduate School of Business.

Gerhard F. Burbach has served as our President and Chief Executive since April 2005 and as a member of our Board of Directors since October 2004. Prior to joining as our President and Chief Executive Officer, Mr. Burbach served as President and Chief Executive Officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices for the removal of blood clots. Prior to that, he held the position of Chief Executive Officer of Phillips Nuclear Medicine, a division of Phillips Electronics, from January 2001 to July 2003 and, before its acquisition by Phillips, worked for four years for ADAC Laboratories, most recently as President and General Manager of its nuclear medicine division.

Mr. Burbach received a B.S. in industrial engineering from Stanford University and an M.B.A. from Harvard Business School.

Raymond V. Dittamore has served as a member of our Board of Directors since March 2004. Mr. Dittamore is a retired audit partner of Ernst & Young, LLP, an international public accounting firm. Mr. Dittamore retired after 35 years of service, including 14 years as the managing partner of the firm’s San Diego office, and severed all relationships with Ernst & Young, LLP prior to joining as a member of our Board of Directors. Mr. Dittamore is a director of Qualcomm Incorporated, Invitrogen Corporation and Gen-Probe Incorporated. Mr. Dittamore received his B.S. from San Diego State University.

R. King Nelson has served as a member of our Board of Directors since March 2004 and previously served as a director from May 2000 to April 2002. Mr. Nelson has served as President and Chief Executive Officer of Kerberos Proximal Solutions, Inc., a developer of medical devices used for the treatment of vascular disease, since April 2005. From May 1999 to December 2003, Mr. Nelson served as the President and Chief Executive Officer of VenPro Corporation, a medical device company that develops bioprosthetic implants for venous vascular and cardiovascular medicine. From January 1980 to December 1998, Mr. Nelson held various executive positions at Baxter Healthcare Corporation, most recently as President of the perfusion service business. Mr. Nelson received his B.S. from Texas Tech University and his M.B.A. in international business from the University of Miami.

Kenneth E. Olson has served as a member of our Board of Directors since March 1996. From June 1984 to June 1998, he served as Chairman, and from December 1990 to February 1996 and from March 1997 to June 1998, he served as Chief Executive Officer, at Proxima Corporation, a supplier of digital imaging systems. From 1971 to 1987, he was Chairman and Chief Executive Officer of Topaz, Inc., a designer and manufacturer of computer peripherals. Mr. Olson also serves on the board of directors for Avanir Pharmaceuticals and WD-40 Company. He studied electrical engineering at UCLA and received his M.B.A. from Pepperdine University.

Douglas Reed, M.D. has served as a member of our Board of Directors since August 2000. He has been a Managing Director of Vector Fund Management, a venture capital firm which focuses on investments in the life sciences and healthcare industry, since June 2000. From October 1998 to January 2000, Dr. Reed served as Vice President of Business Development for GelTex Pharmaceuticals, Inc., a company that develops and markets non-absorbed polymer drugs. From April 1996 to September 1998, Dr. Reed served as Vice President of Business Development at NPS Pharmaceuticals, Inc., a company which develops small molecule drugs and recombinant peptides. Prior to this, Dr. Reed served as Vice President at S.R. One, Limited, a venture capital fund focused on investments in biopharmaceuticals and the life sciences. Dr. Reed is board certified as a neuroradiologist and has held faculty positions at the University of Washington and Yale University in the department of radiology. Dr. Reed received his B.A. in biology, his M.D. from the University of Missouri—Kansas City and his M.B.A. from the Wharton School at the University of Pennsylvania.

Board Meetings

Our Board of Directors held seven regularly scheduled meetings and four special telephonic meetings during 2004. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of committees of our Board of Directors on which he served.

Committees of the Board

Compensation Committee.   The Compensation Committee consists of Messrs. Dittamore, Nelson and Wollaeger, with Mr. Wollaeger serving as its chairman. The Compensation Committee held three meetings, including telephonic meetings, during 2004. All members of the Compensation Committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. The Compensation Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:

•       reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•       establishing appropriate incentives for officers and employees to encourage high performance, promote accountability and adherence to company values and further the Company’s long-term strategic plan and long-term value;

•       exercising authority under our employee benefit plans; and

•       advising and consulting with our officers regarding the compensation and development of managerial personnel.

Audit Committee.   The Audit Committee consists of Messrs. Dittamore, Nelson and Olson, with Mr. Dittamore serving as its chairman. The Audit Committee held seven meetings, including telephonic meetings, during 2004. All members of the Audit Committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. Mr. Dittamore qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the Securities and Exchange Commission. The Audit Committee is governed by a written charter approved by our Board of Directors, a copy of which is included as Appendix A to this proxy statement. The functions of this committee include, among other things:

•       meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•       meeting with our independent auditors and with internal financial personnel regarding the adequacy of our internal controls and the objectivity of our financial reporting;

•       recommending to our Board of Directors the engagement of our independent auditors;

•       reviewing our audited financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and

•       reviewing our financial plans and reporting recommendations to our full Board of Directors for approval and to authorize action.

Both our independent auditors and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.

Corporate Governance Committee.   The Corporate Governance Committee is comprised of Messrs. Olson and Reed, with Mr. Olson serving as its chairman. The Corporate Governance Committee held three meetings, including telephonic meetings, during 2004. All members of the Corporate Governance Committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. The Corporate Governance Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:

•       reviewing and recommending nominees for election as directors;

•       assessing the performance of the Board of Directors;

•       developing guidelines for board composition; and

•       reviewing and administering our corporate governance guidelines and considering other issues relating to corporate governance.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Corporate Governance Committee considers, among others, the following factors:

•       the appropriate size of our Board of Directors;

•       personal and professional integrity, independence, ethics and values;

•       experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•       experience in our industry; and

•       experience as a board member of another publicly held company.

The Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and our stockholders. The Corporate Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of our Board of Directors meet the definition of an “independent director” under the Nasdaq Stock Market qualification standards. At this time, the Corporate Governance Committee also believes it appropriate for our Chief Executive Officer to serve as a member of our Board of Directors.

Identification and Evaluation of Nominees for Directors

The Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Corporate Governance Committee’s criteria for Board of Directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Corporate Governance Committee generally polls our Board of Directors and members of management for their recommendations. The Corporate Governance Committee may also review the composition and qualification of the Boards of Directors of our competitors, and may seek input from industry experts or analysts. The Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by our independent directors and executive management. In making its determinations, the Corporate Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best attain success for the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Corporate Governance Committee makes its recommendation to our Board of Directors. Historically, the Corporate Governance Committee has not relied on third-party search firms to identify Board of Directors candidates. The Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The Corporate Governance Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. Stockholders wishing to suggest a candidate for director should write to the Company’s corporate secretary. In order to be considered, the recommendation for a candidate must include the following written information: (i) the stockholders’ name and contact information; (ii) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Corporate Governance Committee; (iii) the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate’s business and educational experience; (v) information regarding each of the factors listed above, other than that regarding the size and composition of our Board of Directors, sufficient to enable the Corporate Governance Committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to our Board of Directors; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; (viii) detailed information about any relationship or understanding between the proposing stockholder and candidate; and (ix) a list of three character references, including complete contact information for such references. In order to give the committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our corporate secretary at our principal executive offices not later than the 120th calendar day before the one year anniversary of the date our proxy statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders.

Communications with our Board of Directors

Our stockholders may send correspondence to our Board of Directors c/o Corporate Secretary at Digirad Corporation, 13950 Stowe Drive, Poway, California  92064. Our corporate secretary will review all correspondence addressed to our Board of Directors, or any individual director, for any inappropriate correspondence and correspondence more suitably directed to management. Our corporate secretary will forward appropriate stockholder communications to our Board of Directors prior to the next regularly scheduled meeting of our Board of Directors following the receipt of the communication. Our corporate secretary will summarize all correspondence not forwarded to our Board of Directors and make the correspondence available to our Board of Directors for its review at our Board of Director’s request.

Code of Business Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

The Company’s corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Corporate Governance Committee Charter and Code of Business Conduct and Ethics are available, free of charge, on our website at www.digirad.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Investor Relations, Digirad Corporation, 13950 Stowe Drive, Poway, California  92064.

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee consists of Raymond V. Dittamore, R. King Nelson and Kenneth E. Olson. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditor, Ernst & Young, LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004.

The Audit Committee has discussed and reviewed with the independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss the overall scope of Ernst & Young LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

The Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standard No.1 (Independence Discussions with Audit Committees), as amended, and discussed with the independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Raymond V. Dittamore
R. King Nelson
Kenneth E. Olson

Compensation of Directors

In the fiscal year ended December 31, 2004, non-employee members of our Board of Directors received a $10,000 annual retainer for their Board service, $4,000 for each in-person meeting of the Board attended and $500 for each telephonic meeting of the Board attended. In addition, members of our Board of Directors received $1,000 for each in-person committee meeting attended (with an additional $10,000 retainer paid to the Chairman of the Audit Committee) and $500 for each telephonic committee meeting attended.

On March 1, 2005, our Board of Directors revised the compensation to be paid to members for their Board service. The revised compensation plan provides that members of the Board of Directors receive an annual retainer of $27,000 for serving on the Board and attending meetings, an annual fee of $6,000 for serving on the Audit Committee (with an additional $10,000 to be paid to the Chairman) and an annual fee of $4,000 for serving on the Compensation or Corporate Governance Committee. The annual retainer and fee payments are made quarterly and will be paid retroactive to January 1, 2005.

Pursuant to the Company’s 2004 Non-Employee Director Stock Option Program, non-employee directors who join the Board automatically receive grants of options to purchase 10,000 shares of common stock and, upon the date of each annual stockholders’ meeting, each non-employee director who has been a member of our Board of Directors for at least six months prior to the date of the stockholders’ meeting will receive an automatic grant of options to acquire 5,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. These options are to be fully vested on the date of grant. Directors are also eligible to participate in the Company’s 2004 Stock Incentive Plan. The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with their attending meetings of the Board and its committees.

Director Attendance at Annual Meetings

Although the Company does not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage all of our directors to attend.

Our Board of Directors unanimously recommends a vote “FOR” each nominee listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 15, 2005 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of our directors and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be. The address for all executive officers and directors is c/o Digirad Corporation, 13950 Stowe Drive, Poway, California 92064.

Percentage of beneficial ownership is calculated based on 18,121,873 shares of common stock outstanding as of March 15, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of March 15, 2005. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Vector Fund Management(1)	2,117,030	11.7%
1751 Lake Cook Road, Suite 350 Deerfield, IL 60015
Entities affiliated with Kingsbury Associates(2)	1,145,034	6.3
4401 Eastgate Mall San Diego, CA 92121
Entities affiliated with Federated Investors, Inc.(3)	1,061,700	5.9
Federated Investors Tower, 1001 Liberty Avenue Pittsburg, PA 15222
Entities affiliated with HCA, Inc.(4)	937,112	5.2
One Park Plaza Nashville, TN 37069
Named Executive Officers and Directors:
David M. Sheehan(5)	434,968	2.3
Todd P. Clyde(6)	112,857	*
Vera P. Pardee(7)	100,000	*
Herbert J. Bellucci(8)	92,857	*
Martin B. Shirley(9)	41,967	*
Timothy J. Wollaeger(10)	1,834,549	10.13
Gerhard F. Burbach(11)	10,000	*
Raymond V. Dittamore(12)	17,429	*
R. King Nelson(13)	12,507	*
Kenneth E. Olson(14)	113,301	*
Douglas Reed, M.D.(15)	2,157,092	11.9
All Executive Officers and Directors as a Group (12 Persons)	4,538,305	24.4

*                          Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)       Includes (a) 929,312 shares held by Vector Later-Stage Equity Fund, L.P.; (b) 6 shares subject to warrants exercisable within 60 days of March 15, 2005 and 296,923 shares held by Vector Later-Stage Equity Fund II, L.P.; and (c) 18 shares subject to warrants exercisable within 60 days of March 15, 2005 and 890,771 shares held by Vector Later-Stage Equity Fund II (Q.P.), L.P. The foregoing information is based upon information contained in a Schedule 13G filed with the SEC by the foregoing entities on February 14, 2005. Douglas Reed, a member of our Board of Directors, and Barclay A. Phillips are the managing directors of each of Vector Fund Management, L.P., which is the general partner of Vector Later-Stage Equity Fund, L.P., and Vector Fund Management II, LLC, which is the general partner of each of Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P. Dr. Reed and Mr. Phillips, together with D. Theodore Berghorst, Peter Drake and James Foght who are also members of the investment committee of Vector Fund Management, L.P. and Vector Fund Management II, LLC, may be deemed to have voting and investment power with respect to the shares held by Vector Later-Stage Equity Fund, L.P., Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P. Dr. Reed, Mr. Phillips, Mr. Berghorst, Dr. Drake and Dr. Foght each disclaim beneficial ownership of the shares held by Vector Later-Stage Equity Fund, L.P., Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P., except to the extent of his pecuniary interests in the named fund.

(2)       Includes (a) 685 shares held by Kingsbury Associates, L.P.; (b) 74 shares subject to options and warrants exercisable within 60 days of March 15, 2005 held by Kingsbury Capital Partners, L.P.; (c) 71 shares subject to options exercisable within 60 days of March 15, 2005 and 497,885 shares held by Kingsbury Capital Partners, L.P., II; (d) 35 shares subject to warrants exercisable within 60 days of March 15, 2005 and 306,436 shares held by Kingsbury Capital Partners, L.P., III; and (d) 82 shares subject to warrants exercisable within 60 days of March 15, 2005 and 339,766 shares held by Kingsbury Capital Partners, L.P., IV. The foregoing information is based upon information contained in a Schedule 13G filed with the SEC by the foregoing entities on February 11, 2005. Timothy J. Wollaeger, a member of our Board of Directors, is the general partner of Kingsbury Associates, L.P., which is a general partner of each of Kingsbury Capital Partners, L.P., Kingsbury Capital Partners, L.P., II, Kingsbury Capital Partners, L.P., III and Kingsbury Capital Partners, L.P., IV. Mr. Wollaeger and Kingsbury Associates, L.P., disclaim beneficial ownership of the shares held by Kingsbury Capital Partners, L.P., Kingsbury Capital Partners, L.P., II, Kingsbury Capital Partners, L.P., III and Kingsbury Capital Partners, L.P., IV, except to the extent of his or its pecuniary interests in the named fund. Mr. Wollaeger has voting and investment power with respect to the shares held by Kingsbury Associates, L.P., Kingsbury Capital Partners, L.P., Kingsbury Capital Partners, L.P., II, Kingsbury Capital Partners, L.P., III and Kingsbury Capital Partners, L.P., IV.

(3)       Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in the Company (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities. The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by the foregoing entities on February 14, 2005.

(4)       Includes (a) 657,082 shares directly owned by Health Care Indemnity, Inc., and (c) 280,030 shares directly owned by Western Plains Capital, Inc. HCA, Inc. disclaims beneficial ownership of any shares of the Company owned of record by Health Care Indemnity, Inc. or Western Plains Capital, Inc. Each of Health Care Indemnity, Inc. and Western Plains Capital, Inc. disclaims beneficial ownership of any shares of the Company owned of record by the other. The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by the foregoing entities on February 14, 2005.

(5)       Includes 434,939 shares subject to options exercisable within 60 days of March 15, 2005. Mr. Sheehan resigned as President and Chief Executive Officer and as a director, effective April 21, 2005.

(6)       Includes 112,857 shares subject to options exercisable within 60 days of March 15, 2005.

(7)       Includes 100,000 shares subject to options exercisable within 60 days of March 15, 2005.

(8)       Includes 92,857 shares subject to options exercisable within 60 days of March 15, 2005. The Company terminated the employment of Mr. Bellucci as Senior Vice President of Operations, effective April 21, 2005.

(9)       Includes 41,967 shares subject to options exercisable within 60 days of March 15, 2005.

(10)   Includes (a) 10,000 shares subject to options exercisable within 60 days of March 15, 2005; (b) 1,538 shares held by Timothy J. Wollaeger Trustee, Cynthia K. Wollaeger Trustee U/A DTD 4/25/1985; (c) 685 shares held by Kingsbury Associates, L.P.; (d) 74 shares subject to options and warrants exercisable within 60 days of March 15, 2005 held by Kingsbury Capital Partners, L.P.; (e) 71 shares subject to options exercisable within 60 days of March 15, 2005 and 497,885 shares held by Kingsbury Capital Partners, L.P., II; (f) 35 shares subject to warrants exercisable within 60 days of March 15, 2005 and 306,436 shares held by Kingsbury Capital Partners, L.P., III; (g) 82 shares subject to warrants exercisable within 60 days of March 15, 2005 and 339,766 shares held by Kingsbury Capital Partners, L.P., IV; (h) 426,330 shares held by Sanderling Venture Partners V, L.P.; (i) 104,428 shares held by Sanderling V Biomedical, L.P.; (j) 42,250 shares held by Sanderling V Limited Partnership; and (k) 37,594 shares held by Sanderling V Beteiligungs GMBH & Co. KG. The foregoing information is based upon information contained in a Schedule 13G filed with the SEC by certain of the foregoing entities on February 11, 2005. Timothy J. Wollaeger, a member of our Board of Directors, is the general partner of Kingsbury Associates, L.P., which is a general partner of each of Kingsbury Capital Partners, L.P., Kingsbury Capital Partners, L.P., II, Kingsbury Capital Partners, L.P., III and Kingsbury Capital Partners, L.P., IV. Mr. Wollaeger is also a managing director of Middleton, McNeil & Mills Associates V, LLC, the general partner of Sanderling Venture Partners V, L.P., Sanderling V Biomedical, L.P., Sanderling V Limited Partnership and Sanderling V Beteiligungs GMBH & Co. KG. Mr. Wollaeger and Kingsbury Associates, L.P., disclaim beneficial ownership of the shares held by Kingsbury Capital Partners, L.P., Kingsbury Capital Partners, L.P., II, Kingsbury Capital Partners, L.P., III and Kingsbury Capital Partners, L.P., IV, and Mr. Wollaeger disclaims beneficial ownership of the shares held by Sanderling Venture Partners V, L.P., Sanderling V Biomedical, L.P., Sanderling V Limited Partnership and Sanderling V Beteiligungs GMBH & Co. KG, in each case except to the extent of his or its pecuniary interests in the named fund. As general partner, Mr. Wollaeger has voting and investment power with respect to the shares held by Kingsbury Associates, L.P., Kingsbury Capital Partners, L.P., Kingsbury Capital Partners, L.P., II, Kingsbury Capital Partners, L.P., III and Kingsbury Capital Partners, L.P., IV. Mr. Wollaeger shares voting and investment power with respect to the shares held by Sanderling Venture Partners V, L.P., Sanderling V Biomedical, L.P., Sanderling V Limited Partnership and Sanderling V Beteiligungs GMBH & Co. KG with the other managing directors of Middleton, McNeil & Mills Associates V, LLC.

(11)   Includes 10,000 shares subject to options exercisable within 60 days of March 15, 2005. Mr. Burbach was appointed as President and Chief Executive Officer, effective April 25, 2005.

(12)   Includes 11,429 shares subject to options exercisable within 60 days of March 15, 2005.

(13)   Includes 11,507 shares subject to options exercisable within 60 days of March 15, 2005.

(14)   Includes (a) 60,750 shares subject to options exercisable within 60 days of March 15, 2005; (b) 12 shares subject to warrants exercisable within 60 days of March 15, 2005 held by the Kenneth E. Olson Trust dated March 16, 1989; (c) 42,683 shares held by the Kenneth E. Olson Trust dated March 16, 1989; and (d) 9,856 shares held by Linda Olson, Mr. Olson’s wife. Kenneth E. Olson, a member of our Board of Directors, is the trustee of the Kenneth E. Olson Trust dated March 16, 1989.

(15)   Includes (a) 10,000 shares subject to options exercisable within 60 days of March 15, 2005; (b) 929,312 shares held by Vector Later-Stage Equity Fund, L.P.; (c) 6 shares subject to warrants exercisable within 60 days of March 15, 2005 and 296,923 shares held by Vector Later-Stage Equity Fund II, L.P.; (d) 18 shares subject to warrants exercisable within 60 days of March 15, 2005 and 890,771 shares held by Vector Later-Stage Equity Fund II (Q.P.), L.P.; and (e) 30,062 shares held by Palivacinni Partners, LLC. The foregoing information is based upon information contained in a Schedule 13G filed with the SEC by the foregoing entities on February 15, 2005. Douglas Reed, a member of our Board of Directors, is a managing director of Vector Fund Management, L.P., which is the general partner of Vector Later-Stage Equity Fund, L.P., and Vector Fund Management II, LLC, which is the general partner of each of Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P. and is a managing member of Palivacinni Partners, LLC. Dr. Reed disclaims beneficial ownership of the shares held by Vector Later-Stage Equity Fund, L.P., Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P., except to the extent of his pecuniary interests in the named fund. Dr. Reed may be deemed to share voting and investment power with respect to the shares held by Vector Later-Stage Equity Fund, L.P., Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P. with the other managing director and members of the investment committee of Vector Fund Management, L.P. and Vector Fund Management II, LLC. Dr. Reed disclaims beneficial ownership of the shares held by Palivacinni Partners, LLC, except to the extent of his pecuniary interests in the entity. Dr. Reed may be deemed to have voting and investment power with respect to the shares held by Palivacinni Partners, LLC with the other managing members.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information as to persons who currently serve as our executive officers.

Name	Age	Position
Gerhard F. Burbach	43	Director, President and Chief Executive Officer
Todd P. Clyde	36	Chief Financial Officer
Vera P. Pardee	48	Vice President, General Counsel and Secretary
Paul J. Early	69	Vice President and Corporate Radiation Safety Officer
Richard L. Conwell	54	Vice President of Advanced Research and Development and Business Development
Freire L. Lima	39	Vice President of Clinical Operations
Martin B. Shirley	42	National Vice President of Sales

For information regarding Mr. Burbach, see “Proposal 1—Election of Directors.”

Todd P. Clyde has served as our Chief Financial Officer since November 2002. From January 2002 to November 2002, Mr. Clyde was Chief Financial Officer at Del Mar Database, Inc., a software company developing products for the mortgage lending industry. From March 2000 to October 2001, Mr. Clyde was Vice President and Controller at Verance Corporation, a digital information tracking and security company. From October 1997 to March 2000, Mr. Clyde was Vice President and Division Controller at I-Bus/Phoenix, a division of Maxwell Technologies, Inc. which is a manufacturer of customized industrial computing. Prior to this, he was a senior auditor at Ernst & Young, LLP, an international public accounting firm. Mr. Clyde received his B.S. in accounting and his Masters of Accountancy from Brigham Young University. Mr. Clyde is a Certified Public Accountant.

Vera P. Pardee has served as our Vice President, General Counsel and Secretary since April 2003. From July 2000 to February 2002, Ms. Pardee served as Vice President, General Counsel and Secretary of Nanogen, Inc., a biotechnology company developing molecular diagnostic tests for the clinical research and diagnostics markets. From January 1988 to June 2001, Ms. Pardee was in private practice as a partner and associate at Seltzer Caplan Vitek McMahon and from 1983 to 1987 as an associate at O’Melveny & Myers, LLP. Ms. Pardee received her J.D. from Southwestern University School of Law.

Paul J. Early has served as our Vice President of Corporate Radiation Safety since March 2004. From March 2001 to March 2004, Mr. Early served as our Corporate Radiation Safety Officer. Prior to joining us, Mr. Early was the President of Associates at Medical Physics, the scientific journal of the American Association of Physicists in Medicine. Mr. Early is the author of multiple books, including the nuclear medicine textbook “Textbook of Nuclear Medicine Technology.” Mr. Early is a Diplomat of the American Board of Medical Physics, the American Board of Science in Nuclear Medicine and the American Board of Radiology. Mr. Early received his B.S. from St. Ambrose University and completed two years of post-graduate studies at Creighton University.

Richard L. Conwell has served as our Vice President of Advanced Research and Development and Business Development since August 2001. Prior to that, he served as our Vice President of Marketing from January 2001 to August 2001, as Vice President of Research and Development and Marketing from March 2000 to January 2001, and as Vice President of Research and Development from June 1996 to March 2000. Prior to joining us, Mr. Conwell was Vice President of Thermo Gamma Metrics, a company which develops and markets on-line, high-speed process optimization systems for raw-materials analysis, where he was responsible for the company’s bulk material analyzer business. Mr. Conwell received his B.S. in physics and computer science from Ball State University.

Freire L. Lima has served as our Vice President of Clinical Operations since June 2004. Since joining us in November 2000, Mr. Lima has served in a number of capacities, including Senior Director of Clinical Operations, Director of Clinical Operations for the eastern and southeastern regions, Radiation Safety Officer for Florida, and Route Operations Manager for the southeastern region. From February 1995 to October 2000, Mr. Lima was Clinical Director and Radiation Safety Officer for Health Centers of Excellence, Inc., in Tampa, Florida. Mr. Lima received his B.A. in liberal arts from the University of South Florida and his A.S. in nuclear medicine technology from Hillsborough Community College.

Martin B. Shirley has served as our National Vice President of Sales since November 2004, as our Regional Vice President of Sales, East from July 2002 to October 2004, as a Regional Sales Director for us from January 2001 to January 2002, and as a Territory Manager for us from January 2000 to January 2001. From March 1999 to December 1999, he was a principal of IsoPoint, Inc., a software company, where he was responsible for sales and contracting. Prior to this, Mr. Shirley was Regional Sales Manager at SMV America, Inc., a manufacturer of gamma cameras that was purchased by General Electric, and a Territory Manager for Dupont in their radiopharmaceutical business. Prior to this, Mr. Shirley spent five years as a Certified Nuclear Technologist. Mr. Shirley received his A.S. in nuclear medicine technology from Hillsborough Community College and his A.A. in liberal arts from Santa Fe Community College.

Summary Compensation Table

The following table sets forth certain information concerning compensation for the fiscal years ended December 31, 2004 and 2003 received by our former Chief Executive Officer and our four most highly compensated executive officers, other than our former Chief Executive Officer, who were serving as executive officers as of the end of the last completed fiscal year (the “Named Executive Officers”). No executive officer resigned or terminated employment during the 2004 fiscal year who would have otherwise been included in such table on the basis of salary and bonus earned for that year. The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.

						Long-Term Compensation
			Annual Compensation			Securities
Name and Principal Position	Fiscal Year		Salary	Bonus(1)	Other Annual Compensation(2)	Underlying Options
David M. Sheehan(3)	2004		$234,385	$27,372	—	100,000
Former President and Chief	2003		216,538	37,500	—	—
Executive Officer
Todd P. Clyde	2004		182,031	20,985	—	20,000
Chief Financial Officer	2003		170,000	22,000	—	—
Vera P. Pardee	2004		192,912	22,354	—	14,286
Vice President, General Counsel	2003	(4)	128,077	14,672	—	85,714
and Secretary
Herbert J. Bellucci(5)	2004		185,754	8,576	—	7,143
Former Senior Vice President,	2003	(4)	110,769	12,833	—	85,714
Operations
Martin B. Shirley	2004		211,639	—	—	20,714
National Vice President of Sales	2003		203,867	—	—	—

(1)          These amounts represent bonuses earned during the fiscal years ended December 31, 2004 and 2003. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(2)          In accordance with the rules of the Securities and Exchange Commission, the other annual compensation described in this table does not include various perquisites and other personal benefits received by a Named Executive Officer that do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus disclosed in this table.

(3)          Mr. Sheehan resigned as President and Chief Executive Officer, effective April 21, 2005.

(4)          Salary and bonus amounts reflect less than a full year’s service by the officer to us in fiscal year 2003.

(5)          The Company terminated the employment of Mr. Bellucci as Senior Vice President of Operations, effective April 21, 2005.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options we granted during the year ended December 31, 2004 to each of the Named Executive Officers. During the year ended December 31, 2004, we granted stock option to purchase an aggregate of 714,679 shares of our common stock, a large majority of which was granted to employees. All options were granted at the fair market value of our common stock, as determined by our Board of Directors on the date of grant.

	Individual Grants
	Number of Shares Underlying Options	Percent of Total Options Granted to Employees In Last	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Granted(1)	Fiscal Year	Price	Date	5%	10%
David M. Sheehan	100,000	14.0%	$9.00	8/5/2014	$566,005	$1,434,368
Todd P. Clyde	20,000	2.8	5.50	2/25/2014	69,116	175,152
Vera P. Pardee	14,286	2.0	5.50	2/25/2014	49,369	125,111
Herbert J. Bellucci	7,143	1.0	5.50	2/25/2014	24,685	62,556
Martin B. Shirley	5,714	0.8	5.50	2/25/2014	19,746	50,041
	15,000	2.1	8.06	12/9/2014	76,033	192,683

(1)          All options indicated in the table as expiring on February 25, 2004 are immediately exercisable but we have the right to repurchase any underlying shares of unvested common stock upon termination of the holder’s employment with us. Such options vest 25% upon the one year anniversary of the vesting commencement date, with the balance vesting in 36 successive equal monthly installments. All other options set forth in the table are exercisable when vested, with the holder vesting in such options in 48 successive equal monthly installments.

(2)          Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of the grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information regarding unexercised stock options held by the Named Executive Officers as of December 31, 2004. There were no option exercises for any of the Named Executive Officers during the year ended December 31, 2004. Options shown as exercisable in the table below are immediately exercisable, but we have the right to purchase the shares of unvested common stock underlying some of these options upon termination of the holder’s employment with the Company.

	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Sheehan	424,523	91,696	$3,474,692	$—
Todd P. Clyde	112,857	—	843,385	—
Vera P. Pardee	100,000	—	764,499	—
Herbert J. Bellucci	92,857	—	740,534	—
Martin B. Shirley	40,717	14,688	308,640	11,604

(1)   “In-the-money” options are those for which the fair market value of the underlying securities exceeds the exercise or base price of the option. These columns are based upon the closing price of $8.85 per share on December 31, 2004, minus the per share exercise price, multiplied by the number of shares underlying the option. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans at December 31, 2004 that were either approved or not approved by our stockholders:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted Average Exercise Price of Outstanding Options, Warrants or Rights	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders(1)	1,931,000	$3.84	967,000
Equity compensation plans not approved by our stockholders(2)	5,796	$29.64	—

(1)          Includes our 1991 Stock Option Program, 1997 Stock Option/Stock Issuance Plan, 1998 Stock Option/Stock Issuance Plan and 2004 Stock Incentive Plan. No future grants may be made under our 1991 Stock Option Program, 1997 Stock Option/Stock Issuance Plan or 1998 Stock Option/Stock Issuance Plan. The number of shares reserved for issuance under the 2004 Stock Incentive plan will be increased by any shares, up to a maximum of 1,500,000 shares, represented by outstanding awards under the 1998 Stock Option/Stock Issuance Plan that are forfeited, expire or are cancelled.

(2)          Represents outstanding warrants to purchase shares of our common stock issued from time to time between November 2000 and February 2004 in connection with various consulting service managements. Such warrants expire five years from their respective dates of issuance.

Employment Arrangements and Change in Control Arrangements

We have not entered into any written employment agreements with any of our Named Executive Officers.

Compensation Committee Interlocks and Insider Participation

Messrs. Nelson, Reed and Wollaeger serve on the Compensation Committee of our Board of Directors. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

PERFORMANCE GRAPH

The following graph illustrates a comparison of the total cumulative stockholder return on our common stock since June 10, 2004, the date of our initial public offering, to two indices: (i) the Center for Research in Security Prices (“CRSP”) Total Return Index for the Nasdaq Stock Market and (ii) a peer group industry index based on the standard industrial code for surgical, medical and dental instruments and supplies (“Peer Group Index”). The graph assumes an initial investment of $100 on June 10, 2004 and that all dividends have been reinvested. No cash dividends have been declared on our common stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

Comparison of Cumulative Total Return on Investment
Since June 10, 2004

	6/10/2004	6/30/2004	7/30/2004	8/31/2004	9/30/2004	10/29/2004	11/30/2004	12/31/2004
Digirad Corporation	$100.000	$85.217	$77.315	$77.740	$88.615	$85.556	$79.439	$75.191
CRSP Total Return Index for the Nasdaq Stock Market	100.000	102.366	94.556	92.240	94.992	98.844	104.932	108.947
Peer Group Index	100.000	103.457	95.773	95.230	97.105	96.692	103.100	105.876

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of three directors of our Board of Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee receives and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Compensation Committee reviews with our Board of Directors all aspects of the compensation structure for the Company’s executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by us to our executive officers during 2004.

Compensation Philosophy

Our executive compensation program is based upon a pay-for-performance philosophy. The executive compensation program is designed to provide value to the executive based on the extent of individual performance, our performance versus budgeted revenue and net income targets and other financial measures and our longer-term financial performance and total return to stockholders, including the extent by which share price appreciation meets, exceeds or falls short of expectations. We include a significant equity component to align the long-term interests of our executives and directors with those of our stockholders.

Elements of the Executive Compensation Program

Base Salary.   As a general matter, the base salary for each executive is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of her or his sustained performance against her or his individual job responsibilities including, where appropriate, the impact of such performance on the Company’s business results, current salary in relation to the salary range designated for the job, experience, potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.

Annual Incentive Bonuses.   Payments under our annual performance incentive bonus plan are based on achieving personal and corporate goals. Personal goals are established for each executive and support our overall corporate goals. Wherever possible, personal goals contain quantitative components. An executive officer’s failure to meet some or all of her or his personal goals will affect the bonus amount or preclude participation in the bonus program altogether. Corporate goals consist of certain revenue and net income targets for the Company. In 2004, the Compensation Committee established a bonus plan for our executive officers. The plan was based on meeting certain personal goals as a pre-condition for eligibility to participate in the corporate bonus plan, which in turn required meeting certain revenue and net income targets.

On March 14, 2005, following the recommendations of the Compensation Committee, our Board of Directors approved a bonus plan for 2005 pursuant to which certain of our executive officers will be entitled to receive bonus payments based upon the Company’s achieving certain revenue and net income targets. The aggregate bonus amount payable to the executive officers under the 2005 bonus arrangements (the “Aggregate Bonus Amount”) is equal to (i) 1.667% of each dollar of our revenue over $68.0 million plus (ii) 5% of each dollar of our net income if our total net income is above $1.0 million. In the event, however, that certain minimum revenue and net income thresholds are not met, no bonuses will be paid. Executive officers eligible to receive bonuses will be entitled to receive that portion of the Aggregate Bonus Amount which is equal to the quotient obtained by dividing (x) such executive officer’s base salary by (y) the sum of all base salaries for our executive officers eligible to receive bonuses. We believe that these bonus programs, including the 2005 bonus plan, establish a direct link between the bonuses to be paid to our executive officers and our financial success.

Long-Term Incentives.   Our long-term incentives consist of stock option awards. The objective of these awards is to advance our longer-term interests and those of our stockholders and to complement incentives tied to annual performance. These awards are designed to provide rewards to executives based upon the creation of incremental stockholder value.

Stock options will only produce value to executives if the price of our stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted will be based on an executive’s position, the executive’s performance in the prior year and the executive’s potential for continued sustained contributions to our success. The executive’s right to the stock options will generally vest over a four-year period, on a monthly basis, and each option will be exercisable over a ten-year period following its grant unless the executive’s employment terminates prior to such date. In order to preserve the linkage between the interests of executives and those of stockholders, the executives will be encouraged to utilize the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish and maintain a significant level of direct ownership.

CEO Compensation

The Compensation Committee believes that the total compensation of our President and Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers at comparable companies. Each year the Compensation Committee reviews the Chief Executive Officer’s compensation arrangement, the individual performance for the calendar year under review, as well as the Company’s performance. The 2004 base salary of $234,385 of David M. Sheehan, the Company’s former President and Chief Executive Officer, was established pursuant to an oral, at-will arrangement. As indicated above, in 2004, the Compensation Committee established a bonus plan for Mr. Sheehan and the other executive officers. The plan was based on meeting certain personal goals as a pre-condition for eligibility to participate in the corporate bonus plan, which in turn required meeting certain revenue and net income targets. In determining Mr. Sheehan’s bonus for 2004, the Compensation Committee considered his achievement of personal goals and contributions to the Company, particularly in connection with the Company’s initial public offering, and his role in implementing strategic and financial initiatives designed to augment the Company’s development and growth efforts. The Committee determined that Mr. Sheehan was eligible to participate in the corporate bonus plan, and he received a bonus of $27,372 for the fiscal year ended December 31, 2004, based on the net income and revenue corporate goals previously established. In August 2004, Mr. Sheehan was granted options under the 2004 Stock Incentive Plan to purchase 100,000 shares of our common stock at $9.00 per share. The Committee believes that Mr. Sheehan’s 2004 compensation, including salary and bonus, was at a level competitive with compensation for other Chief Executive Officers within the medical device industry.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its named executive officers to $1.0 million per executive per year. Stock option and stock appreciation rights granted under the 2004 Stock Incentive Plan are exempt from the Section 162(m) limits until the earlier of (i) a material modification of the 2004 Stock Incentive Plan, (ii) our Annual Meeting of Stockholders to be held in 2008 or (iii) such other date required by 162(m) of the Internal Revenue Code and the rules and regulations promulgated thereunder. The Compensation Committee continually evaluates our executive compensation policies and benefit plans to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of our stockholders.

Conclusion

Through the programs described above, a significant portion of our compensation program and realization of its benefits is contingent on both the Company and individual performance.

The foregoing report has been furnished by the Compensation Committee.

COMPENSATION COMMITTEE
R. King Nelson
Douglas Reed, M.D.
Timothy J. Wollaeger

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest, other than the transactions described below. All future transactions between us and any of our directors, executive officers or related parties will be subject to the review and approval of our Audit Committee.

Issuances of Options

During the year ended December 31, 2004, we granted options to purchase an aggregate of 321,788 shares of our common stock to our current directors and executive officers, including each of our executive officers named in the Summary Compensation Table, at an average weighted exercise price of $7.43.

Other Transactions

We have entered into agreements with all prior holders of our preferred stock, including entities affiliated with some of our directors and holders of 5% or more of our common stock, whereby we granted them registration rights with respect to their shares of common stock issued upon conversion of their preferred stock.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

We believe that all of the transactions described above were on terms at least as favorable to us as they would have been had we entered into those transactions with unaffiliated third parties.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors and Audit Committee have selected Ernst & Young LLP as our independent auditors for the year ending December 31, 2005 and have directed that management submit the selection of independent auditors to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 1996, and through the year ended December 31, 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young LLP as our independent auditors. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the selection, our Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Independent Auditor Fee Information

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2004 and 2003 by Ernst & Young LLP:

	For Years Ended December 31,
	2004	2003
Audit Fees(1)	$665,136	$85,901
Audit-Related Fees	—	—
Tax Fees(2)	75,189	77,634
All Other Fees	—	—

(1)          Audit Fees include fees for the audit of our annual financial statements for 2004 and 2003, the review of our interim period financial statements for 2004 included in our Form S-1 and our 2004 quarterly reports on Form 10-Q, preparation of comfort letters associated with our initial public offering and related services that are normally provided in connection with regulatory filings or engagements.

(2)          Tax Fees include fees for tax compliance, advice and planning services.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2005.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, officers and beneficial owners of ten percent or more of our common stock (“Reporting Persons”) are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of our common stock. Based solely on our review of such forms received and the written representations of our Reporting Persons, we have determined that the following Reporting Persons were each delinquent (based on an administrative oversight of the Company or the Reporting Person) with respect to one reporting obligation as set forth in Section 16(a) of the Exchange Act: R. King Nelson, Richard L. Conwell, Paul J. Early, Freire L. Lima and Raymond V. Dittamore.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2006 must be received by us no later than December 27, 2005, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under our Restated Bylaws, a stockholder who wishes to make a proposal at the 2006 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no later than December 27, 2005 unless the date of the 2006 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2005 Annual Meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2006 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2004 will be mailed to stockholders of record as of April 4, 2005. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date to any person who was a beneficial owner of our common stock on the Record Date. Requests should be directed to Digirad Corporation, 13950 Stowe Drive, Poway, California  92064, Attention: Investor Relations.

OTHER BUSINESS

Our Board of Directors does not know of any matter to be presented at our Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors

Timothy J. Wollaeger
Chairman of the Board
Dated: April 26, 2005

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF DIGIRAD CORPORATION

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with Nasdaq listing standards and applicable Securities and Exchange Commission requirements. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company’s basic financial statements. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company’s financial statements, internal controls over financial reporting and accounting processes, (b) the independent auditor’s qualifications and independence and (c) the Company’s compliance with legal and regulatory requirements. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.                 Select, retain (subject to ratification by the Company’s stockholders) and terminate, when appropriate, the independent auditor; set the independent auditor’s compensation, oversee the work of the independent auditor and pre-approve all audit services to be provided by the independent auditor. Any accounting firm retained by the Company to prepare or issue an audit report or perform other financial statement audit, review or attest services for the Company must report directly to the Audit Committee.

2.                 Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services.

3.                 Ensure that the independent auditor: (a) has received an external quality control review by an independent public accountant (“peer review”) that determines whether the independent auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (b) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with Nasdaq requirements.

4.                 At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a formal written statement and letter from the independent auditor describing all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, as in effect at that time.

5.                 Oversee the rotation of the lead (or coordinating) audit partner of the independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five years;

6.                 Review with the independent auditor: (a) its audit plan, including the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; (d) other material written communications between the auditor and management, such as any management letter or schedule of unadjusted differences; and (e) any questions, comments or suggestions the auditor may have relating to the internal controls over financial reporting and accounting practices and procedures of the Company or its subsidiaries.

7.                 Review with the independent auditor and management: (a) the adequacy and effectiveness of the systems of internal controls over financial reporting (including any significant deficiencies and significant changes in internal controls over financial reporting reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.                 Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.

9.                 Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the annual financial statements should be included in the annual report on Form 10-K.

10.          Review with management earnings press releases, as well as any financial information and earnings guidance provided to analysts and rating agencies.

11.          Review all related party transactions for potential conflicts of interest on an ongoing basis and approve all such transactions.

12.          Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.

13.          Serve as the Qualified Legal Compliance Committee for the General Counsel and review (a) the status of compliance with laws, regulations, and internal procedures; (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee; and (c) business ethics and “up the ladder” reporting issues.

14.          Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls over financial reporting and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

15.          Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and receive appropriate funding from the Company, as determined by the Audit Committee, for the payment of compensation to any such advisors.

16.          Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

Meetings

The Audit Committee shall meet at least six times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Report

The Audit Committee shall prepare a report each year for inclusion in the Company’s proxy statement.

ANNUAL MEETING OF STOCKHOLDERS OF

DIGIRAD CORPORATION

May 25, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect six directors for a one-year term to expire at the 2006 Annual Meeting of Stockholders. Our present Board of
Directors has nominated and recommends for election as					FOR	AGAINST	ABSTAIN
director the following persons:			2.	To ratify the selection of Ernst &	☐	☐	☐
		NOMINEES:		Young LLP as our independent
☐	FOR ALL NOMINEES	Timothy J. Wollaeger		auditors for the fiscal year ending
		Gerhard F. Burbach		December 31, 2005.
☐	WITHHOLD AUTHORITY	Raymond V. Dittamore
	FOR ALL NOMINEES	R. King Nelson	3.	To transact such other business as may be properly brought
		Kenneth E. Olson		before our Annual Meeting or any adjournment thereof.
☐	FOR ALL EXCEPT	Douglas Reed, M.D.
	(See instructions below)		Our Board of Directors has fixed the close of business on April 4,
2005 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy. Whether or not you expect to be at our Annual Meeting, please complete, sign and date the enclosed Proxy and return it promptly. If you plan to attend our Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DIGIRAD CORPORATION

Annual Meeting of the Stockholders

to be held May 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerhard F. Burbach, Todd P. Clyde and Vera P. Pardee as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Digirad Corporation held of record by the undersigned on April 4, 2005, at the Annual Meeting of Stockholders to be held at the corporate offices of Digirad Corporation located at 13950 Stowe Drive, Poway, California, on May 25, 2005, at 11:00 a.m. or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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